              As filed with the SEC on August 25, 2000 SEC Registration No. *

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM SB-2

                  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               JAHB HOLDINGS, INC.
               (Exact name of registrant as specified in charter)

                Delaware                  7373                   58-2565680

    (State or other jurisdiction) (Primary Standard Industrial (IRS Employer
                                    Code)                       Identification)

                           8384 Roswell Road, Suite K

                             Atlanta, Georgia 30350

                                 (770)-552-5096

       (Address and telephone number of registrant's principal executive offices and principal place of business)

                                  Joel Arberman

                           8384 Roswell Road, Suite K

                             Atlanta, Georgia 30350

                                 (770)-552-5096

              (Name, address, and telephone number of agent for service)

                   Approximate date of commencement of proposed sale

                    to the public: As soon as practicable after

                   this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]

                         CALCULATION OF REGISTRATION FEE

Title of class of       Proposed maximum      Amount of
Securities to be        aggregate offering    Registration Fee
registered              price  (1)

Common Stock,
Par value $0.001
per share               $1,000,000             $278


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 (o) under the Securities Act.

          As filed with the SEC on August 25, 2000 SEC Registration No. *

                                   PROSPECTUS

                               JAHB Holdings, Inc.

                Maximum of 2,000,000 shares of our common stock.
              The purchase price for our shares is $0.50 per share
               Total cash proceeds if maximum issued: $1,000,000

This is our initial public offering so there is no public market for our shares.

We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. No one has agreed to buy any of our shares. There is no minimum amount of shares we must sell and no money raised from the sale of our stock will go into escrow, trust or any other similar arrangement. The offering will remain open until * *, 2001, unless we decide to cease selling efforts prior to this date.

     This is a risky investment. We have described these risks under the caption "risk factors" beginning on page 6.

            per share     underwriting   discounts        total

          per share          $0.50         none           $0.50
      total maximum      $1,000,000        none           $1,000,000

       The proceeds to be received  by us are amounts before deducting expenses of the offering, estimated to be $30,000.

       Neither  the  Securities   and  Exchange   Commission  nor  any  state
       securities commission have approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares, and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

               The date of this prospectus is August 25, 2000

TABLE OF CONTENTS

SUMMARY......................................................................5

RISK FACTORS.................................................................6

Unless we are able to sell all of the shares offered, we may not be able to continue as a going concern. ................................................6

JAHB is in the development stage and has generated no revenues to date.......6

We anticipate future losses and might not become profitable..................6

Our success depends on the services of Mr. Arberman..........................6

Since our software and services are still being developed and not extensively tested, we may find defects that may require us to incur substantial product liability and significant redesign costs.....................................6

If we are unable to prevent unauthorized access to our user transactions and other information we could lose many users and reduce our revenues...........6

System failures or service interruptions caused by high levels of user traffic, failures of third-party systems or other acts beyond our control would lead to substantial inconvenience for our users, hurt our reputation and reduce our revenues..........................................................6

Rapid technological change could cause our software and services to become less attractive to potential users which could lead us to incur high costs to redesign, lower usage and could hurt our revenues............................6

Third parties could obtain access to our proprietary information because of the limited protection for our intellectual property, which could lead to additional competition, reduced usage and hurt our revenues..................6

Third parties could independently develop similar technologies because of the limited protection for our intellectual property, which could lead to additional competition, reduced usage and hurt our revenues..................6

We may be found to infringe on the proprietary rights of others and may be required to incur substantial costs to defend any litigation, cease offering our products, obtain a license from the holder of the infringed intellectual property right or redesign our software and services.........................6

We have limited experience in attracting and retaining third parties.........6

Since this is a direct public  offering and there is no  underwriter, we may not be able to sell any shares ourselves.....................................6

Our management has significant control over stockholder matters, which may impact the ability of minority stockholders to influence our activities......6

USE OF PROCEEDS.............................................................11

DETERMINATION OF OFFERING PRICE.............................................12

DILUTION....................................................................13

PLAN OF DISTRIBUTION........................................................16

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........................17

LEGAL PROCEEDINGS...........................................................17

LEGAL MATTERS...............................................................17

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS................17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............19

DESCRIPTION OF SECURITIES...................................................19

SHARES ELIGIBLE FOR FUTURE SALE.............................................20

RELATED PARTY TRANSACTIONS..................................................22

BUSINESS....................................................................22

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................30

YEAR 2000 READINESS DISCLOSURE..............................................31

FINANCIAL STATEMENTS........................................................f1

                                     SUMMARY

    JAHB was incorporated in January 1999 and began implementing phases of its business plan in July 2000. We are a development stage company that intends to provide interactive video conferencing systems to enable individuals to see, hear and interact with other individuals located across the Internet. Our principal executive offices are located 8384 Roswell Road, Suite K, Atlanta, Georgia 30350. Our telephone number at that location is (770) 552-5096. Our web site can be located at http://www.JAHBholdings.com.

Common stock offered
for sale.               Up to a maximum of 2,000,000 shares

Price to the public.    $0.50 per share in cash. However, as many as 1,000,000
                        shares, also valued at $0.50 per share, may be issued for services at the fair market value of the services rendered.

Number of shares outstanding
before the offering.    10,500,000 shares

Number of shares to be
outstanding after the
offering.               maximum of 12,500,000 shares

Terms of the offering.  This is a no minimum offering. Accordingly, as shares are sold, we will use the money raised for our activities. The offering will remain open until * *, 2001, unless we decide to cease selling efforts prior to this date. We cannot be certain that we will be able to sell sufficient shares to fund our operations adequately.

Use of proceeds.        We intend to use the net proceeds of this
                        offering primarily for:
                        ->  development  of our web  site,
                        ->  technology licensing and development,
                        -> sales and  marketing efforts, and
                        -> general corporate purposes.

Plan of distribution.   This is a direct public offering, with no commitment by
                        anyone to purchase any shares. Our shares will be offered and sold by our principal executive officer.

                                  RISK FACTORS

You should carefully consider the risks described below before making an investment decision.

Unless we are able to sell all of the shares offered, we may not be able to continue as a going concern.

   Our independent certified public accountants have pointed out that we have an accumulated deficit and negative working capital so our ability to continue as a going concern is dependent upon obtaining additional financing for our planned operations. If we do not raise additional capital then you may lose your entire investment.

JAHB is in the development stage and has generated no revenues to date.

    We were incorporated in January, 1999, and are, therefore, in our development stage with a limited operating history. We have not generated any revenues. We have experienced losses and an accumulated deficit of approximately $10,915 through June 30, 2000. JAHB had only $99,585 in cash as of August 25, 2000. You should consider JAHB and our prospects in light of the risks, difficulties and uncertainties frequently encountered by companies in an early stage of development. You should not invest in this offering unless you can afford to lose your entire investment.

We anticipate future losses and might not become profitable.

   We anticipate that we will incur losses for the foreseeable future. Our operating expenses are expected to increase significantly in connection with our proposed activities. We will incur expenses in developing our web site, technology licensing and development, and sales and marketing. We cannot be sure that we can achieve sufficient revenues in relation to our anticipated expenses to become profitable.

Our success depends on the services of Mr. Arberman.

   Mr. Arberman originated the plan for JAHB, and we continue to be dependent on his efforts to oversee the development of the web site, to secure technology license and development agreements, and for our sales and marketing agents efforts. If we lose his services and can not find a suitable replacement we may have to cease operations. We do not have insurance covering the life of Mr. Arberman.

Since our software and services are still being developed and not extensively tested, we may find defects that may require us to incur substantial product liability and significant redesign costs.

      Defects or errors in our products could result in the loss of advertisers, loss of users, reduced revenues and higher software development costs, which would seriously harm our business and operating results. Complex software products like ours often contain errors or defects, including errors relating to security, particularly when first introduced or when new versions or enhancements are released. We do not have product liability insurance coverage for such errors at this time.

If we are unable to prevent unauthorized access to our user transactions and other information we could lose many users and reduce our revenues.

 Although we intend to implement industry-standard security measures, we cannot be certain that others will not circumvent the measures we implement. Any significant compromise of our systems' security could materially hurt our business, financial condition and operating results. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments could result in a compromise of the software or technologies that we use to protect user transactions and other information. The secure transmission of confidential information over public networks is a critical element of our operations. A party who is able to circumvent security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital or other resources to protect against the threat of security breaches or to alleviate problems caused by breaches.

System failures or service interruptions caused by high levels of user traffic, failures of third-party systems or other acts beyond our control would lead to substantial inconvenience for our users, hurt our reputation and reduce our revenues.

      If system failures were sustained or repeated, our advertising revenues, commerce partners, reputation and the attractiveness of our brand name could be impaired. Our software and services are heavily dependent on the integrity of the software and hardware systems supporting it. Heavy stress placed on our systems could cause our systems to operate at unacceptably low speed or fail. Failure of our systems could also be caused by online service providers, record keeping and data processing functions performed by others, and third-party software such as Internet browsers, databases and load balancing software. Additionally, a natural disaster, power or telecommunications failure or act of war may cause extended systems failure. Computer viruses or unauthorized access to or sabotage of our network by a third-party could also result in system failures or service interruptions.

Rapid technological change could cause our software and services to become less attractive to potential users which could lead us to incur high costs to redesign, lower usage and could hurt our revenues.

      If we are unable to respond to rapid technological changes, our software and services may become less attractive to potential users. Our success will depend upon our ability to develop competitive technologies to enhance our software and services and to develop and introduce new software and services in a timely and cost-effective manner. Online software and services are characterized by rapidly changing technology, developing legal issues, changing user requirements, frequent new product and service introductions and enhancements and evolving industry standards in computer hardware, operating systems, database technology and information delivery systems. We cannot assure you that we will be able to respond quickly, cost-effectively or sufficiently to these developments. Our business, financial condition and operating results may be adversely affected if we are unable to anticipate or respond quickly and economically to any developments.

Third parties could obtain access to our proprietary information because of the limited protection for our intellectual property, which could lead to additional competition, reduced usage and hurt our revenues.

      Third parties may copy or obtain and use our proprietary technologies, ideas, know-how and other proprietary information without authorization. To protect our intellectual property rights, we intend to rely upon copyright, trademark, patent and trade secret laws, as well as confidentiality agreements with our employees, distributors and consultants. However, this may not provide meaningful protection of our proprietary technologies or other intellectual property. Policing unauthorized use of our technologies and other intellectual property is difficult, particularly because the global nature of the Internet makes it difficult to control the ultimate destination or security of software or other data transmitted. Furthermore, the laws of other jurisdictions may afford little or no effective protection of our intellectual property rights. Our business, financial condition and operating results could be adversely affected if we are unable to protect our intellectual property rights.

Third parties could independently develop similar technologies because of the limited protection for our intellectual property, which could lead to additional competition, reduced usage and hurt our revenues.

    Third parties may independently develop technologies similar or superior to our technologies. If they do, this may reduce the attractiveness of our software and services, increase our competition, reduce usage of our software and services and hurt our advertising and commerce revenues. Our business, financial condition and operating results could be adversely affected if others develop similar technologies.

We may be found to infringe on the proprietary rights of others and may be required to incur substantial costs to defend any litigation, cease offering our products, obtain a license from the holder of the infringed intellectual property right or redesign our software and services.

    We face potential liability for negligence, copyright, patent and trademark, infringement, defamation, indecency and other claims based on the nature and content of the materials that we broadcast. In addition, our competitors may obtain patents or other proprietary rights that would prevent, limit or interfere with our ability to make, use or sell our software or services. We may be found to infringe on the proprietary rights of others. Our business, financial condition and operating results could be adversely affected if we are found to infringe on the proprietary rights of others.

We have limited experience in attracting and retaining third parties.

   Our operating results will depend to a large extent on our ability to license or develop software and transaction processing solutions that facilitate worldwide video and audio communication across the Internet. To date, we have no agreements with any individual software developers or software development companies. We have very limited capabilities and experience in these areas. In the future, we could be dependent for a substantial portion of our sales and marketing on one or a very small number of independent agents. In that event, the loss of one or more significant independent agents could have a material adverse effect on our business and financial condition.

Since this is a direct public offering and there is no underwriter, we may not be able to sell any shares ourselves.

   We have not retained an underwriter to sell these securities. We will conduct this offering as a direct public offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock. Our officer will be selling shares himself and has limited prior experience in selling securities. If we fail to sell all the stock we are trying to sell, our ability to expand and complete our business plan will be materially affected, and you may lose all or substantially all of your investment.

Our management has significant control over stockholder matters, which may impact the ability of minority stockholders to influence our activities.

      Our officers and directors control the outcome of all matters submitted to a vote of the holders of common stock, including the election of directors, amendments to our certificate of incorporation and approval of significant corporate transactions. After the closing of this offering, these persons will beneficially own, in the aggregate, approximately 80.00% of our outstanding common stock. This consolidation of voting power could also have the effect of delaying, deterring or preventing a change in control of JAHB that might be beneficial to other stockholders.

                                 USE OF PROCEEDS

   Assuming we are able to sell all of the shares we are offering, we expect to net cash proceeds of approximately $970,000, after deducting the estimated expenses of the offering of approximately $30,000 and assuming that half of the shares offered are issued for services.

   The following table explains our anticipated use of the net proceeds of this offering, based upon various levels of sales achieved. Specifically, the first entry is for the relatively fixed costs associated with conducting this offering and are not likely to change. The next entry is for our web site development, with the remaining entries presented in their order of importance to us and our success. Some of the expenses we require may be paid for through the issuance of shares.

Application of              400,000     2,000,000
Net Proceeds              shares sold   shares sold

Offering Costs            $  30,000     $ 30,000
Corporate web site            5,000       45,000
Technology licensing
and development             150,000      300,000
Sales and marketing          10,000      600,000
Working capital               5,000       25,000

  Total                   $ 200,000  $ 1,000,000


There have been no services performed, and we do not anticipate that there will be any, by any of our officers, directors, principal shareholders, their affiliates or associates that will be reimbursed with proceeds or shares from this offering.

    In general, the more shares we are able to sell, the more quickly we will be able to develop our web site, license or develop the necessary software and begin our sales and marketing efforts. The numbers above do not include any deductions for selling commissions since we will be selling the shares through the efforts of our officer who will not receive any commissions.

    There is no minimum amount that must be sold in this offering and there is no minimum or maximum amount that must be purchased by each investor. We may not be able to raise the additional funds we need to operate our business. If we receive no or nominal proceeds we will not remain as a viable going concern and you may lose your entire investment.

 Our management will have broad discretion in allocating a substantial portion of the proceeds of this offering. We will invest proceeds not immediately required for the purposes described above principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest bearing investments.

    In the event we receive cash proceeds and services of $200,000, we believe that these net proceeds, together with anticipated funds from operations, will provide us with sufficient funds to meet our cash requirements for at least twelve months following the date these proceeds are raised. As set forth in the above table, if we receive net proceeds in amounts less than $200,000, this twelve-month time frame will probably be diminished and our business plans will have to be decreased. None of the offering proceeds we receive will be used to make loans to officers, directors and/or affiliates.

    Our president has never been paid any salary from us. Our president will be entitled to begin to receive an annual salary of $60,000 only when we have issued $500,000 worth of our shares for cash or services. We believe that this level of funding will allow us to generate revenues that will allow our officers' salary to be paid out of our operating profits. Our officer understands that if these amounts of gross proceeds or net operating profits are never generated, he has little chance of ever being paid for his services to us.

   Our description represents our best estimate of the allocation of the net proceeds of this offering based upon the current status of our business. We based this estimate on assumptions, including the cost of our web site, technology licensing and development, our anticipated sales and marketing expenditures, anticipated growth in the size of our customer base, gross margins, general operating expenses and revenues. We assumed that our proposed services could be introduced without unanticipated delays or costs. If any of these factors change, we may find it necessary to reallocate a portion of the proceeds within the above-described categories or use portions of the proceeds for other purposes. Our estimates may prove to be inaccurate, we may undertake new activities which will require considerable additional expenditures, or unforeseen expenses may occur.

    If our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or to curtail our operations. We may need to raise additional funds in the future in order to fund more aggressive brand promotions and more rapid expansion, to develop newer or enhanced products or services, to respond to competitive pressures, or to acquire complementary businesses, technologies or services. The proceeds of this offering may not be sufficient to fund our proposed expansion and additional financing may not be available if needed.

                         DETERMINATION OF OFFERING PRICE

   There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

                                    DILUTION

   Purchasers of the shares will experience immediate and substantial dilution in the value of their shares after purchase. The difference between the initial public offering price per share and the net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing total tangible assets less total liabilities by the number of outstanding shares of common stock.

   At August 25, 2000, we had a net tangible book value of $97,435 or $0.01 per share. After giving effect to the cash sale of the maximum of 2,000,000 shares and the receipt of $1,000,000 in cash, less offering expenses estimated at $30,000, our adjusted net tangible book value at August 25, 2000 would have been approximately $1,067,435 or $.09 per share. This represents an immediate increase in net tangible book value of $.08 per common share to the existing shareholders if we are able to complete the maximum offering.

The following table explains the dilution of this offering, based upon various levels of sales achieved:

                   August 25,       400,000        2,000,000
                     2000        shares sold       shares sold

Public offering
price per share      n/a            $0.50             $0.50

Net tangible
book value
per share of
common stock
before the offering   $0             $0.01             $0.01

Pro forma
net tangible
book value per
share of common
stock after the
offering              n/a            $0.02             $0.09

Increase to
net tangible
book value per
share attributable
to purchase of
common stock by
new investors         n/a            $0.01             $0.08

Dilution to
new investor          n/a            $0.48             $0.41


                              PLAN OF DISTRIBUTION

General

   We are offering up to a maximum of 2,000,000 shares at a price of $0.50 per share. We are offering the shares directly on a best efforts, no minimum basis and no compensation is to be paid to any person for the offer and sale of the shares. Since this offering is conducted as a direct public offering, there is no assurance that any of the shares will be sold.

   There is no public market for our shares but we hope to have prices for our shares quoted on the bulletin board maintained by the National Association of Securities Dealers after we complete our offering.

The offering shall be conducted by our president. Although he is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

 He is not  subject to a statutory  disqualification  as that term is defined in
Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

   He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

   He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

   He will restrict his participation to the following activities:

   A. Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

   B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

   C. Performing ministerial and clerical work involved in effecting any transaction.

As of the date of this Prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

The offering will remain open until * *, 2001, unless the maximum proceeds are received earlier or we decide to stop selling our shares. Our officer, existing stockholders and affiliates may purchase shares in this offering. There is no limit to the number of shares they may purchase.

No escrow of proceeds

   There will be no escrow of any of the proceeds of this offering. Accordingly, we will have use of all funds raised as soon as we accept a subscription and funds have cleared. These funds shall be non-refundable to subscribers except as may be required by applicable law.

Shares issued for services

   As many as 1,000,000 shares may be issued for services after receipt by us of the services in question. Any shares that are issued for services will be valued at $0.50 per share, which is the amount we could have received if we sold the shares instead of issuing it for services.

   We do not currently have any agreements with others to issue shares for services. However, we do anticipate that in the future, we may issue shares for web site development, sales and marketing, Internet access and other services. When we issue shares for services, the value of the services must be a fair market value. The fair market value of the service provided will be determined by our president and will be based upon a reasonable evaluation of market rates and values for specific services.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements that reflect our views about future events and financial performance. Our actual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements for various reasons, including those in the "risk factors" section on page 6. Therefore, you should not place undue reliance upon these forward-looking statements.

   Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

                                LEGAL PROCEEDINGS

We are not a party  to or  aware  of any  threatened  litigation .

                                  LEGAL MATTERS

The validity of the shares offered under this prospectus is being passed upon for us by Thomas P. McNamara, P.A., Tampa, Florida

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table and subsequent discussion contains information concerning our director and executive officer, who will serve in the same capacity with us upon completion of the offering. Our executive officer was elected to his position in July 2000.

Name               Age   Title

Joel Arberman      27    President and Director

There are no other persons nominated or chosen to become directors or executive officers nor do we have any employees other than above.

Mr. Arberman has served as president, chief executive officer and a member of our board of directors since July 2000. From March 2000 until June 2000, Mr. Arberman served as an independent corporate finance and business development consultant. From November 1999 until March 2000, Mr. Arberman served as the Chief Technology Officer and a member of the board of directors of Spinrocket.com, Inc., a publicly traded, online database marketing company which he founded in May of 1998. From May 1998 until November 1999, Mr. Arberman served as the founder, president, chief executive officer and director of Spinrocket.com, Inc. From January 1997 until May 1998, Mr. Arberman served as an independent corporate finance and business development consultant. From August 1995 until January 1997, Mr. Arberman served as an Internet Analyst of Yorkton Securities, Inc., an investment banking firm. From November 1994 until August 1995, Mr. Arberman served as an Equity Analyst at SunAmerica Asset Management Company, an asset management company. From July 1993 until November 1994, Mr. Arberman served as a Junior Analyst at First Investors Management Corporation, an asset management company. Mr. Arberman holds a B.S. degree in Business Administration with a concentration in finance and marketing and a minor in economics from the State University of New York, at Albany.

   Our directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

Executive Compensation

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended June 30, 2000, by our chief executive. There was no officer whose salary and bonus for the period exceeded $100,000.

                           Summary Compensation Table
                          Long-Term Compensation Awards

Name and Principal       Compensation - 1999
Position                 Salary   ($) Bonus   ($)Number of shares
                         ---------- ---------   Underlying Options (#)

Joel Arberman, president    None       None       None

Mr. Arberman is currently employed by JAHB Holdings, Inc. at an annual salary of $60,000 per annum according to a two year written employment agreement signed on July 1, 2000. Mr. Arberman is not accruing or entitled to any compensation and will not be paid until we issue at least $500,000 of shares for cash or services. His employment agreement provides for reimbursement of business related expenses, four weeks of vacation per calendar year, medical and disability benefits, additional benefits as offered by JAHB and bonus entitlement. Until there is an independent board member, Mr. Arberman has agreed not to receive any benefits or bonus from us. The employment contract also contains standard non-compete, termination, confidentiality and other clauses.

We do not presently have a stock option plan but intend to develop an incentive-based stock option plan for our officers and directors in the future and may reserve shares of our authorized common stock for that purpose.

Conflict of Interest - Management's Fiduciary Duties

    A conflict of interest may arise between management's personal financial benefit and management's fiduciary duty to you. Management's interest in their own financial benefit may at some point compromise their fiduciary duty to you.

    No proceeds from this offering will be used to purchase directly or indirectly any shares of the common stock owned by management or any present shareholder, director or promoter. No proceeds from this offering will be loaned to any current management or director. We also will not use proceeds of this offering purchase the assets of any company, which is beneficially owned by any of our officers, directors, promoters or affiliates.

   Our director and officer is or may become, in his individual capacity, officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. There exist potential conflicts of interest including allocation of time between JAHB and his other business activities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGMENT

   The following table sets forth information with respect to the beneficial ownership of our common stock before and after giving effect to the sale of the maximum number of shares of common stock offered. All shareholders have sole voting and investment power over the shares beneficially owned. Included within this table is information concerning each stockholder who owns more than 5% of any class of our securities, including those shares subject to outstanding options. Although our officer may purchase shares in this offering, the following amounts assume that our officer does not purchase any additional shares.

Beneficial ownership      shares owned    Percentage  of shares
class of common stock                       before      after
                                           offering   offering
Joel Arberman             10,000,000        95.24%     80.00%
8384 Roswell Road, Suite K
Atlanta, Georgia 30350

                            DESCRIPTION OF SECURITIES

Current capital structure

   As of the date of this prospectus, we have 20,000,000 shares of common stock, par value $0.001, authorized, with 10,500,000 shares outstanding held of record by 3 stockholders.

Common stock

    The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares voted for the election of directors can elect all of the directors. The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available. In the event of liquidation, dissolution or winding up of our business, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. When issued for the consideration outlined in this prospectus, whether in cash or in services rendered, all of the outstanding shares of common stock will be fully paid and non-assessable.

    Options and Warrants. Our board of directors has the authority to issue options or warrants to purchase our stock at the board's discretion. We have not presently issued any options or warrants. However, our board of directors may later determine to issue options and warrants.

   Dividend Policy. To date, we have not paid any dividends. The payment of dividends, if any, on the common stock in the future is within the sole discretion of the board of directors and will depend upon our earnings, capital requirements, financial condition, and other relevant factors. The board of directors does not intend to declare any dividends on the common stock in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

   Transfer Agent and Registrar. We intend to use Interwest Transfer, Inc., Salt Lake City, Utah as our transfer agent for the common stock.

SHARES ELIGIBLE FOR FUTURE SALE

      Upon completion of this offering, we will have 12,500,000 shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, the 2,000,000 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

   The remaining 10,500,000 of common stock held by existing stockholders were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. All of these shares are eligible for sale, subject to the limitations of Rule 144. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price of the stock. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

      In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock which are not restricted securities.

   Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with those requirements. In meeting the one-and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate.

There is presently no agreement by any holder, including our "affiliates", of "restricted" shares not to sell their shares.

Penny stock regulation

Broker- dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

    Our certificate of incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Following the close of this offering, we will be subject to the State of Delaware's business combination statute. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

   As permitted by Delaware law, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of JAHB, we have been advised that in the opinion of the Securities and Exchange Commission that the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RELATED PARTY TRANSACTIONS

Upon incorporation, on January 5, 1999, we issued 10,500,000 shares for $10,500 worth of services.

Mr. Arberman, our president, provides us various equipment and a portion of his home for office space for no consideration. The value of this equipment and office space are considered to be insignificant.

Alfred and Rachelle Arberman, the parents of our president, made a $100,000 capital contribution on August 25, 2000 for no additional consideration.

All future transactions between us and our officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested directors.

BUSINESS

General

    JAHB was incorporated in January 1999. We are a development stage company that intends to provide interactive video conferencing systems to enable individuals to see, hear and interact with other individuals located across the Internet.

    Although JAHB is only recently organized and has few tangible assets, we are not a "blank check" company. A company is considered "blank check" when it is in the development stage and has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company.

Our market

      The Internet has become an important medium for communications and commerce. Industry analysts believe the Internet represents the fastest growing form of media in history. The dramatic growth in Internet usage has been fueled by a number of key factors, including:

o technological, functional and infrastructure advances in computing and communications; o lower costs associated with the Internet as compared to traditional media; o increased quantity and improved quality of services offered on the Web; and o increased affordability of, access to and resulting proliferation of multimedia computers.

      Internet and online services have provided organizations and individuals with innovative ways of conducting business. With the emergence of the Internet as a globally accessible, fully interactive and individually addressable communications and computing medium, companies that have traditionally conducted business in person, through the mail or over the telephone are increasingly utilizing electronic commerce.

      Consumers have shown a strong preference for transacting various types of business electronically, such as paying bills, buying insurance, booking airline tickets and trading securities, rather than in person or over the telephone. These transactions are being streamlined through online commerce and can now be performed directly by individuals virtually anywhere at any time. Consumers have accepted and even welcomed self-directed online transactions because these transactions can be faster, less expensive and more convenient than transactions conducted through a human intermediary.

      The Internet is an attractive advertising medium because of its interactivity, flexibility, target ability, and accountability. It provides advertisers with the opportunity to reach broad, global audiences, since the Internet can be accessed from anywhere in the world, and to target their advertising to populations within specific regions or countries, to users with desirable demographic characteristics and to people with specific interests. The interactive nature of the Internet gives advertisers the potential to:

o analyze  demographic  characteristics of the viewers of the  advertisement;
o measure the number of times that a particular advertisement  has been viewed;
o receive  direct  feedback  on  their  advertising;
o establish dialogues and one-to-one relationships with potential customers; and
o adapt advertising to respond to feedback.

      We believe that the Internet also represents an attractive new medium for direct marketing to users with specific characteristics and interests, which has traditionally been conducted through direct mail and telemarketing. Unlike many of the traditional methods of direct marketing, the Internet provides direct marketers with the opportunity to contact consumers at the point-of-sale, their personal computers. The success of a direct marketing campaign is generally based on a direct marketer's return on investment, which is measured by the response rates, measured by the number of leads or sales, and cost-per-response.

      The flexible nature of a digital medium like the Internet enables advertisers to change their messages on a daily basis in response to real world events and consumer feedback. The ability to target advertisements to broad audiences, specific regional populations, and affinity groups or select individuals makes Internet advertising versatile. Unlike traditional advertising where advertisements are presented to consumers who may or may not have an interest in them, Internet advertisements can be delivered when a consumer calls for a piece of information or a particular web page. Unlike more traditional media, we believe that the Internet is a more accountable medium where advertisers can receive reports on the impression levels, demographic viewership and effectiveness of their advertisements.

      Recent developments in interactive video conferencing technology have contributed to an increase in demand for interpersonal communications. Companies with interactive video conferencing capabilities provide a new set of tools for improving basic business processes including communications, sales, marketing, and customer service. Companies can present advertising and marketing materials in new and compelling fashions, display products and services, offer products and services for sale online, process transactions and fulfill orders, provide customers with rapid and accurate responses to their questions, and gather customer feedback efficiently.

      We believe that the rapidly increasing demand for interactive video conferencing solutions has created a significant market opportunity for our firm. In the currently fragmented and rapidly changing environment, an organization that could deliver an easy to use system for interactive video conferencing, could capitalize on this opportunity to help companies build their businesses in innovative ways.

Strategy

   Our mission is to provide customers with the expertise and resources required to help increase profits, reduce costs and improve communications using interactive video conferencing solutions. We are building our firm to capitalize on the opportunity presented by the rapid growth in demand for those solutions.

Services

      We anticipate that we will begin to offer our services during the first quarter of 2001. We intend to function as a telecommunications, technology and marketing bridge between customers that want interactive video conferencing solutions. We anticipate that our services will encompass the technical, marketing and administrative services to:

o provide software for point-to-point and multi-point interactive video conferencing;
o  arrange for high  speed data  lines for data  transmission;
o  coordinate online payment processing;
o train individuals how to effectively use interactive video conferencing systems provided by us.

      We intend to bill the majority of our services based on the number of minutes of each interactive video conferencing session. We may have to cease operations if we fail to estimate accurately the resources required for a project and have cost overruns.

Technology licensing and development

      We do not intend to develop our own interactive video conferencing systems from scratch. We believe that a number of high quality systems already exist. We are evaluating a number of licensing and branding opportunities from companies that have technology solutions we can use. Even if we license an existing system, we will have to retain contract programmers to modify and enhance the existing system to customize it to our needs. We do not currently have any technology licensing agreements, nor do we have any contract programmers that can customize systems for us. We may have to cease operations if we fail to identify suitable technology, are not able to license technology under favorable terms, or fail to have those systems customized for our purposes.

Customers

    We do not currently have any customers and there are no arrangements or understandings to gain any customers. If we cannot attract a customer base, we will not be able to generate sufficient revenue. Demand and market acceptance for interactive video conferencing is not yet established. We cannot be sure that the market will continue to emerge or become sustainable. If the market fails to develop or develops more slowly than we expect, then our ability to generate revenue may be materially adversely affected and we may have to cease operations. Our success will depend in great part on our ability to identify and customize existing technology, to successfully implement our marketing and sales program and to create sufficient levels of demand for our services.

    Our future contracts may involve projects that are critical to the operations of our customers' businesses. If we do not perform to our customers' expectations, we face potential liability. Any failure or inability to meet a customers' expectations in the performance of our services could injure our business reputation or result in a claim for substantial damages. Our projects may involve use of material that is confidential or proprietary client information. The successful assertion of one or more large claims against us for failing to protect confidential information or failing to complete a project properly and on time could hurt us.

Marketing

    We anticipate that we will begin to identify and market to clients during the first quarter of 2001. We intend to offer our services through independent sales and marketing agents. Our president will identify and try to retain initial marketing consultants through networking and advertisements in sales and marketing related publications to assist us in fulfilling a variety of sales and marketing requirements we have.

      Our marketing efforts will be dedicated to demonstrating the benefits of interactive video conferencing and how it can be used to increase profits, reduce costs and improve communications. We may participate in trade conferences and industry forums, and advertise in business publications. We intend to increase our advertising and marketing expenditures in an effort to become better known in our target markets. These expenditures will cover the addition of sales, marketing and business development agents, increased advertising, increased media relations, increased presence at trade conferences, and continuing improvements to our web site.

   Our marketing budget depends on a number of factors, including our results of operations and ability to raise additional capital. In the event that we are successful in raising additional capital or our results of operations exceed our expectations, our marketing budget for the next 12-month period will increase significantly.

Strategic relationships

    We do not have any strategic relationships at this time. We intend to enter into strategic relationships with a limited number of leading interactive video conferencing systems, hardware, software and content companies. We believe that these relationships, which will typically be non-exclusive, enable us to deliver clients more effective solutions with greater efficiency because the strategic relationships provide us with the opportunity to gain early access to leading-edge technology, cooperatively market products and services with leading technology vendors, cross-sell additional services and gain enhanced access to vendor training and support. We also believe that these relationships are important because they leverage the strong brand and technology positions of these market leaders.

Operations

   We have very limited operations. Since July 2000, our president has spent a minimum of 40 hours per week working for us. Our operations are in Atlanta, Georgia. We are currently borrowing all of our telecommunications and Internet equipment from our president. Our systems include one Dell computer and web site development, marketing and accounting software.

    We currently do not have any redundant systems that would handle our system functions in the event of a system failure, nor do we have an off-site backup of our information. In the event of a catastrophic loss at our Atlanta facility resulting in damage to, or destruction of, our computer, telecommunications and Internet systems, we would have a material interruption in our business operations.

Competition

   The market for interactive video conferencing services is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. We expect competition to persist, intensify and increase in the future. Some of our competitors offer a full range of interactive video conferencing services and several others have announced their intention to do so.

   There are relatively low barriers to entry into our business. For example, we have no significant proprietary technology that would preclude or inhibit competitors from entering our market. We expect to face additional competition from new entrants into the market in the future. Existing or future competitors could develop or offer services that provide significant performance, price, creative or other advantages over those offered by us.

  We believe that the principal competitive factors in our market are strategic expertise, technical knowledge and creative skills, brand recognition, reliability of the delivered solution, client service and price. Most of our current and potential competitors have longer operating histories, larger installed client bases, longer relationships with clients and significantly greater financial, technical, marketing and public relations resources than we have and could decide at any time to increase their resource commitments to our market. In addition, the market for interactive video conferencing solutions is relatively new and subject to continuing definition, and, as a result, the core business of many of our competitors may better position them to compete in this market as it matures. Competition of the type described above could materially adversely affect our business, results of operations and financial condition.

Regulation of our business

   We do not currently face direct regulation by any governmental agency, other than laws and regulations generally applicable to businesses.

   Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted in the U.S. and abroad with particular applicability to the Internet. It is possible that governments will enact legislation that may be applicable to us in areas including content, network security, encryption and the use of key escrow, data and privacy protection, electronic authentication or "digital" signatures, illegal and harmful content, access charges and retransmission activities. Moreover, the applicability to the Internet of existing laws governing issues including property ownership, content, taxation, defamation and personal privacy is uncertain.

   The majority of laws that currently regulate the Internet were adopted before the widespread use and commercialization of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Any export or import restrictions, new legislation or regulation or governmental enforcement of existing regulations may limit the growth of the Internet, increase our cost of doing business or increase our legal exposure. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

    Violations of local laws may be alleged or charged by state or foreign governments and we may unintentionally violate local laws. Local laws may be modified, or new laws enacted, in the future. Any of these developments could have a material adverse effect on our business, results of operations and financial condition.

Employees

  As of the date of this prospectus, we have one full time employee. From time to time, we will employ additional independent contractors to support our development, technical, marketing, sales, support and administrative organizations. Competition for qualified personnel in the industry in which we compete is intense. We believe that our future success will depend in part on our continued ability to attract, hire or acquire and retain qualified employees.

Properties

   We have our corporate headquarters in Atlanta, Georgia. Substantially all of our operating activities are conducted from 400 square feet of office space provided by our president at no charge. We believe that additional space will be required as our business expands and believe that we can obtain suitable space as needed. We do not own any real estate.

Legal proceedings

   We are not currently involved in any legal or regulatory proceedings or, arbitration. However, our business involves substantial risks of liability, including possible exposure to liability under federal, state and international laws in connection with the gathering and use of information about our users, infringing the proprietary rights of others and possible liability for product defects, errors or malfunctions.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of operations

    We began implementing phases of our business plan in July 2000. We purchased the domain name www.jahbholdings.com and have designing and developed our initial web site.

Our web site presents a variety of information that we believe will be of interest to future customers. We provide several categories of information, including:

   o our  services-information  about the  services  we offer
   o about us - a description  and  background  of us
   o news - current  information  about us
   o contact us - our address, phone/fax number and email address

 Since July 2000, we have also been evaluating different interactive video conferencing technologies available for licensing and branding and have started interviewing software developers to customize the technology that we may utilize.

    Based upon our recent conversations with technology suppliers and software developers, we believe that we can secure appropriate technology and qualified software developers, as needed and in an economical manner. We plan to continue to identify suitable prospects so that we have a wide range to select from when we need them. To date, we have not licensed or branded any technology, nor have we engaged any software developers.

Revenues

    We do not generate any revenues yet. We intend to generate revenue by offering a range of services to deliver interactive video conferencing solutions. We intend to bill the majority of our customers by the minute, based on the time they utilize our interactive video conferencing systems.

Cost of revenues

   As we grow, our operating expenses will increase in connection with:

o technology licensing and customization;
o publicity;
o sales and marketing;
o web site development; and
o general and administrative needs to support our growth.

      Publicity expenses will consist primarily of compensation for publicists that would provide us with creative writing, editorial contacts and the skills to pitch our story to the media. We expect to significantly increase our publicist expenses in absolute dollars as we launch our service. Some of these expenses may be paid through the issuance of shares.

      Sales and marketing expenses consist primarily of compensation for sales and marketing agents, travel, public relations, sales and other promotional materials, trade shows, advertising and other sales and marketing programs. We expect to continue to increase our sales and marketing expenses in absolute dollars in future periods to promote our brand, to pursue our business development strategy and to increase the size of our sales force. Some of these expenses may be paid through the issuance of shares.

      General and administrative expenses consist primarily of compensation for personnel and fees for outside professional advisors. We expect that general and administrative expenses will continue to increase in absolute dollars in future periods as we continue to add staff and infrastructure to support our expected domestic and international business growth and bear the increased expense associated with being a public company. Some of these expenses may be paid through the issuance of shares.

   We anticipate that we will incur net losses for the foreseeable future. The extent of these losses will be contingent, in part, on the amount of net revenue generated from customers. It is possible that our operating losses will increase in the future and that we will never achieve or sustain profitability.

Limited operating history

    Our limited operating history makes predicting future operating results very difficult. We believe that you should not rely on our current operating results to predict our future performance. You must consider our prospects in light of the risks, expenses and difficulties encountered by companies in new and rapidly evolving markets. We may not be successful in addressing these risks and difficulties.

    Our fiscal year ends December 31.

Results of operations

    For the period January 5, 1999 to June 30, 2000, we did not generate any operating revenues and incurred a cumulative net loss of approximately $10,915. Our operating expenses consist of organizational costs including accounting, incorporation and state fees.

    The results of operations for the period January 5, 1999 to June 30, 2000 are not necessarily indicative of the results for any future interim period. We expect to expand our business and client base, which will require us to increase the number of technical, sales and marketing agents and to develop our web site and purchase equipment, which will result in increasing expenses.

Liquidity and capital resources

      Our operating and capital requirements have exceeded our cash flow from operations as we have been building our business. Since inception, we used cash of approximately $415 for operating and investing activities, which has been primarily funded by $100,000 in capital contributions from our shareholders. At August 25, 2000 we had $99,585 in cash.

    We expect to make expenditures of at least $200,000 during the twelve months following the closing of this offering. These funds will be used to license and customize software, continue web site development, begin sales and marketing and for general working capital.

    We have an accumulated deficit, and we expect to have negative working capital in the foreseeable future. Accordingly, our ability to continue as a going concern is dependent upon obtaining additional capital and financing for our planned operations.

   If we are successful in selling at least 400,000 of the shares offered, the $200,000 of proceeds generated will be sufficient to maintain our operations for at least 12 months after completion of the offering. If contractors accept stock for their services then we might be able to reduce our cash requirements. As many as half of the 2,000,000 shares offered may be issued for services. If we are unable to raise these funds we will not remain as a viable going concern and investors may lose their entire investment.

    As a result of our limited operating history, we have limited meaningful historical financial data upon which to base planned operating expenses. Accordingly, our anticipated expense levels in the future are based in part on our expectations as to future revenue. We expect that these expense levels will become, to a large extent, fixed. Revenues and operating results generally will depend on the volume of, timing of and ability to complete transactions, which are difficult to forecast. In addition, there can be no assurance that we will be able to accurately predict our net revenue, particularly in light of the intense competition for Internet professional services, our limited operating history and the uncertainty as to the broad acceptance of the web and Internet. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall or other unanticipated changes in our industry. Any failure by us to accurately make predictions would have a material adverse effect on our business, results of operations and financial condition

Material agreements

      To date, we have not entered into any arrangements with independent agents to provide technology development, sales or marketing, or with any customers.

      In July 2000, we entered into a one-year employment agreement with Joel Arberman, who will be compensated at the rate of $60,000 per year. However, no compensation shall be paid until we issue at least $500,000 of our shares, for cash or services, or when client revenues are sufficient to provide a full or partial salary.

YEAR 2000 READINESS DISCLOSURE

    We are not currently aware of any Year 2000 compliance problems relating to our software or systems that would have a material adverse effect on our business, results of operations and financial condition, without taking into account our efforts to avoid or fix any problems. It is possible that third-party software, hardware, or services incorporated into our systems will not need to be revised or replaced, which could be time consuming and expensive. Our failure to fix our software or to fix or replace third-party software, hardware or services on a timely basis could result in lost revenues, increased operating costs and other business interruptions, any of which could have a material adverse effect on our business, results of operations and financial condition. Moreover, failure to adequately address Year 2000 compliance issues in our software and systems could result in claims of mismanagement, misrepresentation or breach of contract and related litigation, which could be costly and time-consuming to defend. In addition, there can be no assurance that governmental agencies, utility companies, internet access companies, third-party service providers and others outside our control will be Year 2000 compliant. The failure by those entities to be Year 2000 compliant could result in a systematic failure beyond our control, including prolonged internet, telecommunications or electrical failure. That type of failure could prevent us from delivering our services, decrease the use of the internet or prevent users from accessing our websites, any of which would have a material adverse effect on our business, results of operations and financial condition.

As of this date, we has not experienced any year 2000 related computer problems.

WHERE YOU CAN FIND MORE INFORMATION?

   We have not been subject to the reporting requirements of the Securities Exchange Act of 1934, prior to completion of this offering. We have filed with the SEC a registration statement on Form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information with respect to us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and our exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the world wide web at http://www.sec.gov.

   You can also call, write or email us at any time with any questions you may have. We would be pleased to speak with you about any aspect of this offering.

                               JAHB Holdings, Inc.
                        (A Development Stage Enterprise)
                  Financial Statements as of and for the period
                                 January 5, 1999
                     (date of incorporation) to December 31, 1999
                                       and
                          Independent Auditors' Report

                               JAHB Holdings, Inc.
                        (A Development Stage Enterprise)
                                TABLE OF CONTENTS

--------------------------------------------------------------------------------




Independent Auditors' Report                                         F-2

Financial Statements as of and for the period January 5, 1999 (date of incorporation) to December 31, 1999:

    Balance Sheet                                                    F-3

    Statement of Operations                                          F-4

    Statement of Stockholders' Deficit                               F-5

    Statement of Cash Flows                                          F-6

    Notes to Financial Statements                                    F-7



--------------------------------------------------------------------------------











                                       F-1

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of JAHB Holdings, Inc.:

We have audited the accompanying balance sheet of JAHB Holdings, Inc. (the "Company"), a development stage enterprise, as of December 31, 1999, and the related statements of operations, stockholders' deficit and cash flows for the period January 5, 1999 (date of incorporation) to December 31,1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1999, and the results of its operations and its cash flows for the period January 5, 1999 (date of incorporation) to December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes A and B to the financial statements, the Company is in the development stage and will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. As of the date of these financial statements, no significant capital has been raised, and as such there is no assurance that the Company will be successful in its efforts to raise the necessary capital to commence its planned principal operations and/or implement its business plan. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          Kingery, Crouse & Hohl, P.A.

August 18, 2000
Tampa, FL

                                       F-2

                               JAHB Holdings, Inc.
                        (A Development Stage Enterprise)

                      BALANCE SHEET AS OF DECEMBER 31, 1999

--------------------------------------------------------------------------------

ASSETS

    Cash and cash equivalents                                 $          0
                                                              =============


LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES - Due to affiliate                                $        279
                                                              -------------

STOCKHOLDERS' DEFICIT:
    Common stock - $.001 par value - 20,000,000 shares
      authorized; 10,500,000 shares issued and outstanding          10,500
    Deficit accumulated during the development stage               (10,779)
                                                              -------------

         Total stockholders' deficit                                  (279)
                                                              -------------

TOTAL                                                         $          0
                                                              =============







--------------------------------------------------------------------------------

See notes to financial statements

                                       F-3

                               JAHB Holdings, Inc.
                        (A Development Stage Enterprise)

                             STATEMENT OF OPERATIONS
              for the period January 5, 1999 (date of incorporation)
                              to December 31, 1999

--------------------------------------------------------------------------------

EXPENSES:

   Consulting fees - related party                          $     10,500
   Organization costs                                                279
                                                            -------------
NET LOSS                                                    $     10,779
                                                            =============
NET LOSS PER SHARE:
   Basic and diluted                                        $       0.00
                                                            =============
   Weighted average number of shares - basic and diluted      10,500,000
                                                            =============










--------------------------------------------------------------------------------





See notes to financial statements

                                       F-4

                               JAHB Holdings, Inc.
                        (A Development Stage Enterprise)

                       STATEMENT OF STOCKHOLDERS' DEFICIT
                       ----------------------------------
                for the period January 5, 1999 (date of incorporation)
                              to December 31, 1999

--------------------------------------------------------------------------------

                                                           Deficit
                                                         Accumulated
                                                         During the
                                   Common Stock          Development
                               Shares      Par Value        Stage        Total
                             -----------  ------------   ------------  ---------

Balances, January 5, 1999
  (date of incorporation)             0 $           0  $           0 $        0

Issuance of common stock     10,500,000        10,500                    10,500

Net loss for the period,
  January 5, 1999 (date of
  incorporation) to
  December 31, 1999                                          (10,779)   (10,779)
                             ----------  -----------      -----------  ---------

Balances, December 31,1999   10,500,000 $      10,500  $     (10,779) $    (279)
                             ==========  ===========      ===========  =========













--------------------------------------------------------------------------------

See notes to financial statements

                                       F-5

                               JAHB Holdings, Inc.
                        (A Development Stage Enterprise)

                            STATEMENT OF CASH FLOWS
               for the period January 5, 1999 (date of incorporation)
                              to December 31, 1999

--------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:

   Net loss                                                    $  (10,779)
Adjustment to reconcile net loss to net cash used by
   operating activities - issuance of stock for services           10,500
                                                               ------------
NET CASH USED BY OPERATING ACTIVITIES                                (279)

CASH FLOWS FROM FINANCING ACTIVITIES -
   Increase in due to affiliate                                       279
                                                               ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                               0

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                          0
                                                               ------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                       $        0
                                                               ============


      Interest paid                                            $        0
                                                               ============

      Taxes paid                                               $        0
                                                               ============









--------------------------------------------------------------------------------

See notes to financial statements

                                       F-6

                             JAHB Holdings, Inc.
                       (A Development Stage Enterprise)

                        NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

JAHB Holdings, Inc. (the "Company") was incorporated under the laws of the state of Delaware on January 5, 1999. The Company, which is considered to be in the development stage as defined in Financial Accounting Standards Board Statement No. 7, intends to engage in any lawful trade or business that can, in the opinion of the Company's board of directors, be advantageously carried on. The planned principal operations of the Company have not commenced; therefore accounting policies and procedures have not yet been established.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions management is required to make. Actual results could differ from those estimates.

NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of approximately $10,779 through December 31, 1999, anticipates incurring net losses for the foreseeable future and will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. Accordingly, the Company's ability to continue as a going concern is dependent upon its ability to secure an adequate amount of capital to finance its planned principal operations and/or implement its business plan. The Company's plans include a public offering of its common stock (see Note F) and the issuance of debt, however there is no assurance that they will be successful in their efforts to raise capital. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE C - RELATED PARTY TRANSACTION

On the date of incorporation, 10,500,000 shares of the Company's common stock were issued to the Company's president and/or certain of his relatives as consideration for certain consulting services. The value of these services, which was based on the number, and fair value of shares issued (as determined by the Company's Board of Directors), has been reflected as consulting services in the accompanying statement of operations.

Other than the amounts discussed in the preceding paragraph, no amounts have been ascribed to services provided by the Company's stockholders and officer, and the use of a portion of the president's home for office space, in the accompanying statement of operations because the value of such services and office space were not considered significant.

At December 31, 1999, the Company has an informal line of credit with its president. Advances under this arrangement accrue interest at a fixed rate of 6%, are unsecured and have no specified repayment terms. During the period January 5, 1999 (date of incorporation) to December 31, 1999, the Company borrowed $279 under this arrangement of which $279 remained outstanding at December 31, 1999. Interest has not been paid or accrued as of or for the period January 5, 1999 (date of incorporation) to December 31, 1999 because of its insignificance.

NOTE D - INCOME TAXES

During the period January 5, 1999 (date of incorporation) to December 31, 1999, the Company recognized losses for both financial and tax reporting purposes. As such, no deferred income taxes have been provided for in the accompanying statement of operations

At December 31, 1999, the Company had a net operating loss carryforward of approximately $279 for income tax purposes. The carryforward will be available to offset future taxable income through the year ended December 31, 2019. The deferred income tax asset arising from this net operating loss carryforward is not recorded in the accompanying balance sheet because the Company established a valuation allowance to fully reserve such asset, as its realization did not meet the required asset recognition standard established by SFAS 109

NOTE E - LOSS PER SHARE

The Company computes net loss per share in accordance with SFAS No. 128 "Earnings per Share" ("SFAS No. 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period. As of December 31, 1999 there were no common equivalent shares outstanding; accordingly, diluted net loss per share is the same as basic net loss per share.
                                       F-8

NOTE F - PROPOSED COMMON STOCK OFFERING

The Company intends to file a registration statement with the SEC to sell up to 2,000,000 shares of the Company's common stock at $0.50 per share. The offering will be on a best-efforts, no minimum basis. As such, there will be no escrow of any of the proceeds of the offering and the Company will have the immediate use of such funds to finance its operations.

                              JAHB HOLDINGS, INC.

                   Index to June 30, 2000 financial statements

                             FINANCIAL INFORMATION

            Financial Statements (unaudited)

            Balance Sheet as of June 30, 2000.......................

            Statements of Operations for the three and six month ended June 30, 2000 and the period January 5, 1999 (date of incorporation) to June
            30, 1999 and 2000........................................

            Statement of Stockholders' Deficit for the six months ended
            June 30, 2000............................................

            Statement of Cash Flows for the three and six months ended June 30, 2000 and the period January 5, 1999 (date of incorporation) to June
            30, 1999 and 2000........................................

            Notes to Financial Statements............................

                               JAHB Holdings, Inc.
                        (A Development Stage Enterprise)

                                  BALANCE SHEET
                                   (unaudited)

     --------------------------------------------------------------

                                                        June 30,
                                                          2000

     ASSETS                                           ------------

     Cash and cash equivalents                                   $         0
     Computer equipment - net                                              0
                                                                   ------------
     TOTAL                                                       $         0
                                                                   ============


     LIABILITIES AND STOCKHOLDERS' DEFICIT

        LIABILITIES - Due to affiliate                                   415
                                                                  ------------

         STOCKHOLDERS' DEFICIT:
           Common stock - $.001 par value: 20,000,000 shares
             authorized; 10,500,000 and 10,500,000 shares
             issued and outstanding, respectively                     10,500
           Deficit accumulated during the development stage          (10,915)
                                                                  ------------

            Total stockholders' Deficit                                 (415)
                                                                  ------------

        TOTAL                                                  $           0
                                                                  ============












     --------------------------------------------------------------

     SEE NOTES TO FINANCIAL STATEMENTS.

                                        JAHB Holdings, Inc.
                                 (A Development Stage Enterprise)

                                     STATEMENTS OF OPERATIONS

                                            (Unaudited)

--------------------------------------------------------------------------------
                                                                                 Period         Period
                                                                                 January        January
                                                                                 5, 1999       5, 1999
                                                                                 (date of      (date of
                                                  Three Months     Six Months   incorporation  incorporation)
                                                 Ended June 30,   Ended June 30,  to June 30,    to June 30,
                                                      2000           2000           1999           2000
                                                   -----------    ------------   -----------   ------------
EXPENSES:

        Consulting fees - related party                                             10,500        10,500
        Organization costs                               51            136             279           415
                                                   -----------     -----------   -----------   ------------
NET LOSS                                           $     51    $       136   $      10,779     $  10,915

NET LOSS PER SHARE                                 $      -     $      -     $      -      $      -
                                                   ===========    ============   ===========   ============

  WEIGHTED AVERAGE NUMBER OF SHARES
   OUTSTANDING - BASIC AND DILUTED               10,500,000     10,500,000      10,500,000   10,500,000
                                                   ===========    ============   ===========   ============







--------------------------------------------------------------------------------

SEE NOTES TO FINANCIAL STATEMENTS.

                              JAHB Holdings, Inc.
                       (A Development Stage Enterprise)

                      STATEMENT OF STOCKHOLDERS' DEFICIT

                    For the six months ended June 30, 2000

                                  (Unaudited)

--------------------------------------------------------------------------------




                                                     Deficit
                                                     Accumulated
                                                     During the
                                  Common Stock       Development
                              Shares       Value     Stage              Total
                              ---------    --------     -----------   ----------

Balances, December 31, 1999  10,500,000   $10,500    $   (10,779)   $    (279)

Net loss for the six months
  ended June 30, 2000                 -         -           (136)        (136)
                              ---------    --------     -----------   ----------

Balances June 30, 2000       10,500,000   $10,500    $   (10,915)   $    (415)
                              =========    ========     ===========   ==========














--------------------------------------------------------------------------------

SEE NOTES TO FINANCIAL STATEMENTS.

                               JAHB Holdings, Inc.

                        (A Development Stage Enterprise)

                            STATEMENTS OF CASH FLOWS

                                   (Unaudited)

--------------------------------------------------------------------------------

                                                                  Period          Period
                                         Three         Six       January 5,      January 5,
                                         Months      Months      1999(date of    1999(date of
                                         Ended        Ended     incorporation)  incorporation)
                                        June 30,    June 30,     to June 30,     to June 30,
                                          2000        2000          1999            2000
                                       -----------  ----------  --------------  --------------
   CASH FLOWS FROM OPERATING
    ACTIVITIES:

    Net loss                            $   (51)     $ (136)    $   (10,779)     $   (10,915)
   Adjustment to reconcile net loss to net cash
    used by operating activities:
    Common stock issued for services rendered                        10,500          10,500
                                       ----------   ---------   -------------   -------------
    NET CASH USED BY OPERATING
     ACTIVITIES                             (51)       (136)           (279)           (415)
                                       ----------   ---------   -------------   -------------
 CASH FLOWS FROM FINANCING
     ACTIVIES -
      Increase in due to affiliate           51         136             279             415
                                       ----------   ---------   -------------   -------------

NET INCREASE IN CASH AND CASH
     EQUIVALENTS                               -           -               -               -

CASH AND CASH EQUIVALENTS,
     BEGINNING OF PERIOD                       -           -               -               -
                                       ----------   ---------   -------------   -------------

CASH AND CASH EQUIVALENTS,
     END OF PERIOD                       $     -      $    -       $       -     $         -
                                       ==========   =========   =============   =============

SUPPLEMENTAL DISCLOSURES OF
     CASH FLOW INFORMATION:

         Interest paid                   $     -      $    -       $       -     $         -
                                       ==========   =========   =============   =============
         Taxes paid                      $     -      $    -       $       -     $         -
                                       ==========   =========   =============   =============


--------------------------------------------------------------------------------
SEE NOTES TO FINANCIAL STATEMENTS.

                          NOTES TO FINANCIAL STATEMENTS

                                   (Unaudited)

--------------------------------------------------------------------------------


NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

JAHB Holdings, Inc. ("we", "us", "our") was incorporated under the laws of the state of Delaware on January 5, 1999. We, who are considered to be in the development stage as defined in Financial Accounting Standards Board Statement No. 7, intend to engage in any lawful trade or business that can, in the opinion of the Company's board of directors, be advantageously carried. Our planned principal operations have not commenced; therefore accounting policies and procedures have not yet been established.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions management is required to make. Actual results could differ from those estimates.

Our accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-QSB and Rule 10-1 of Regulation S-X of the Securities and Exchange Commission (the "SEC"). Accordingly, these financial statements do not include all of the footnotes required by generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three and six-month ended June 30, 2000 are not necessarily indicative of the results that may be expected for the year ended December 31, 2000.

NOTE B - GOING CONCERN


The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have an accumulated deficit of approximately $10,915 through June 30, 2000, anticipate incurring net losses for the foreseeable future and will require a significant amount of capital to commence our planned principal operations and proceed with our business plan. Accordingly, our ability to continue as a going concern is dependent upon our ability to secure an adequate amount of capital to finance our planned principal operations and/or implement our business plan. Our plans include a public offering of its common stock (see Note F) and the issuance of debt, however there is no assurance that they will be successful in their efforts to raise capital. These factors, among others, may indicate that we will be unable to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

NOTE C - INCOME TAXES

During the period January 5, 1999 (date of incorporation) to June 30, 2000, we recognized losses for both financial and tax reporting purposes. As such, no deferred income taxes have been provided for in the accompanying statement of operations

At June 30, 2000, we had a net operating loss carryforward of approximately $415 for income tax purposes. The carryforward will be available to offset future taxable income through the year ended June 30, 2020. The deferred income tax asset arising from this net operating loss carryforward is not recorded in the accompanying balance sheet because we established a valuation allowance to fully reserve such asset, as its realization did not meet the required asset recognition standard established by SFAS 109

NOTE D - RELATED PARTY TRANSACTION

On the date of incorporation, 10,500,000 shares of our common stock were issued to our president and/or certain of our president's relatives as consideration for certain consulting services. The value of these services, which was based on the number, and fair value of shares issued (as determined by our Board of Directors), has been reflected as consulting services in the accompanying statements of operations.

Other than the amounts discussed in the preceding paragraph, no amounts have been ascribed to services provided by the our stockholders and officer, and the use of a portion of our president's home for office space, in the accompanying statements of operations because the value of such services and office space were not considered significant.

At June 30, 2000, we have an informal line of credit with our president. Advances under this arrangement accrue interest at a fixed rate of 6%, are unsecured and have no specified repayment terms. During the six months ended June 30, 2000, we borrowed $136 of which $136 remained outstanding as of June 30, 2000. Interest has not been paid or accrued as of or for the period January 5, 1999 (date of incorporation) to June 30, 2000, because of its insignificance.

NOTE E - LOSS PER SHARE

We compute net loss per share in accordance with SFAS No. 128 "Earnings per Share" ("SFAS No. 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period. As of June 30, 2000 there were no common equivalent shares outstanding, as such, the diluted net loss per share calculation is the same as the basic net loss per share.

NOTE F - PROPOSED COMMON STOCK OFFERING

We intend to file a registration statement with the SEC to sell up to 2,000,000 shares of our common stock at $0.50 per share. The offering will be on a best-efforts, no minimum basis. As such, there will be no escrow of any of the proceeds of the offering and we will have the immediate use of such funds to finance its operations.

August 25, 2000

                               JAHB Holdings, Inc.
                        2,000,000 shares of common stock

                                   PROSPECTUS

We have not authorized any dealer, salesperson, or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made after the date of this prospectus shall create an implication that the information contained in this prospectus or the affairs of our business have not changed since the date of this prospectus.

Until ______________, 2000 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of directors and officers.

The  information   required  by  this  Item  is  incorporated  by  reference  to
"indemnification" in the prospectus herein.

Item 25. Other Expenses of Issuance and Distribution.
SEC Registration Fee                    $278
Blue Sky Fees and Expenses              $6,000
Legal Fees and Expenses                 $10,000
Printing and Engraving Expenses         $2,000
Accountants' Fees and Expenses          $10,000
Miscellaneous                           $1,722
   Total                                $30,000

The expenses, except for the SEC fees, are estimated.

Item 26. Recent sales of unregistered securities.

  The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

On January 5, 1999, we issued 10,000,000 shares to Mrs. Blechner, who was our president at the time. Mrs. Blechner subsequently transferred all of her shares to Joel Arberman, her husband.

On January 5, 1999, we also issued 250,000 shares to Alfred Arberman, and another 250,000 shares to Rachelle Arberman.

Each of the shareholders received their shares for $10,500 of nominal corporate organization services provided. The purchases and sales were exempt from registration under the Securities Act of 1933, (the "Securities Act"), according to Section 4(2) on the basis that the transaction did not involve a public offering.

Item 27. Exhibits.

The exhibits marked with an "*" have already been filed. The remaining exhibits are filed with this Registration Statement:

Number  Exhibit Name
1.1  Subscription Agreement
3.1  Articles of Incorporation
3.2  By-Laws
5.1  Opinion Regarding Legality and Consent of Counsel
10.1 Employment Agreement with Joel Arberman.
23.1 Consent of Expert

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Articles of Incorporation and By-Laws.

Item 28. Undertakings.

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

   To include any prospectus required by section I 0(a)(3) of the Securities Act of 1933;

   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Atlanta, State of Georgia, on August 25, 2000.

(Registrant)  JAHB Holdings, Inc.

By (signature and title)      /s/ Joel Arberman
                              president, treasurer, and director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

(signature) /s/ Joel Arberman

(title)   president,  chief executive officer,
          secretary,  chairman of the board
(date)    August 25, 2000

(signature)  /s/ Joel Arberman
(title)      Chief Accounting Officer

(date)     August 25, 2000

        As filed with the SEC on August 25, 2000 SEC Registration No.*

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    EXHIBITS

                                       TO

                             REGISTRATION STATEMENT

                                  ON FORM SB-2

                                      UNDER

                           THE SECURITIES ACT OF 1933

                               JAHB Holdings, Inc.

(Consecutively numbered pages 51 through 74 of this Registration Statement)

                            INDEX TO EXHIBITS

   SEC REFERENCE  TITLE OF DOCUMENT LOCATION

   NUMBER

   1.1   Subscription Agreement      This Filing
                                     Page 53

   3.1   Articles of Incorporation   This Filing
                                     Page 55

   3.2   Bylaws                      This Filing
                                     Page 56

   5.1 Opinion and Consent of        This Filing
         Thomas P. McNamara, P.A     Page 67

   10.1  Employment Agreement        This Filing
       for Joel Arberman             Page 68

       23   Consent of Kingery,      This Filing
       Crouse & Hohl, P.A.           Page 74